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                                                                    EXHIBIT 5.01





                                August 4, 2000



AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, Georgia  30004

         RE:      ATHEROGENICS, INC.
                  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

         We have acted as counsel to AtheroGenics, Inc., a Georgia corporation (the "Company"), in connection with the proposed offering by the Company of up to 6,900,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company, including assistance in the preparation of a Registration Statement on Form S-1 (Registration No. 333-31140) (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). The Shares being offered include up to 900,000 Shares subject to an over-allotment option (the "Over-Allotment Option") to be granted by the Company to Chase Securities Inc., FleetBoston Robertson Stephens Inc., Adams, Harkness & Hill, Inc. and A.G. Edwards & Sons, Inc., as underwriters (the "Underwriters").

         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Fourth Amended and Restated Articles of Incorporation of the Company; the Third Amended and Restated Bylaws of the Company; minutes and consent actions of proceedings of the Board of Directors, committees of the Board of Directors and the shareholders of the Company; and the form of underwriting agreement to be entered into among the Company and the Underwriters (the "Underwriting Agreement"). In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us


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AtheroGenics, Inc.
August 4, 2000
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as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and certificates of public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the Business Corporation Code of the State of Georgia (the "Georgia Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than laws set forth in the Georgia Code that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the offering and sale of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the 6,900,000 Shares to be issued and sold by the Company (inclusive of up to 900,000 Shares to be sold by the Company pursuant to the Over-Allotment Option), when issued, sold and delivered in accordance with the Underwriting Agreement against payment in full of the purchase price therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             LONG ALDRIDGE & NORMAN LLP


                                             By:   /s/Leonard A. Silverstein
                                                --------------------------------
                                                     Leonard A. Silverstein